COLUMBIA FUNDS VARIABLE SERIES TRUST

AMENDMENT NO. 2 TO THE

AGREEMENT AND DECLARATION OF TRUST

WHEREAS, the principal place of business of Columbia Funds Variable Series Trust (the “Trust”) has changed and the undersigned Trustees wish to amend the Agreement and Declaration of Trust (the “Declaration of Trust”) of the Trust, dated August 30, 1994, as amended from time to time, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, to reflect the new address, as authorized by Section 7 of Article IX of the Declaration of Trust;

NOW, THEREFORE, the undersigned, being at least a majority of the Trustees of the Trust, do hereby certify that we have authorized the following amendments to said Declaration of Trust:

1.	Section 8 of Article IX is hereby amended by replacing the heading and text thereof with the following:

Registered Agent and Addresses

Section 8. The Registered Agent of the Trust within the Commonwealth of Massachusetts for service of process shall be CT Corporation, 155 Federal Street # 700, Boston, MA 02110. The address of the Trust is 290 Congress Street, Boston, MA 02210. The address of each of the Trustees is 290 Congress Street, Boston, MA 02210.

2. The Address of the Trust, the Address of the Trustees and the Address of the Registered Agent are hereby updated as follows:

Address of the Trust:

Columbia Funds Variable Series Trust

290 Congress Street

Boston, MA 02210

Address of the Trustees:

C/O Columbia Funds Variable Series Trust

290 Congress Street

Boston, MA 02210

Address of the Registered Agent:

CT Corporation

155 Federal Street # 700

Boston, MA 02110

The rest of the Declaration of Trust remains unchanged.

The foregoing amendment is effective as of July 7, 2025.

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IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 2 to the Declaration of Trust on June 26, 2025.

/s/ George S. Batejan	/s/ Brian J. Gallagher
George S. Batejan	Brian J. Gallagher

/s/ Kathleen A. Blatz	/s/ Douglas A. Hacker
Kathleen A. Blatz	Douglas A. Hacker

/s/ Daniel J. Beckman
Daniel J. Beckman	Nancy T. Lukitsh

/s/ Pamela G. Carlton
Pamela G. Carlton	David M. Moffett

/s/ Janet Langford Carrig	/s/ Catherine James Paglia
Janet Langford Carrig	Catherine James Paglia

/s/ J. Kevin Connaughton	/s/ Natalie A. Trunow
J. Kevin Connaughton	Natalie A. Trunow

/s/ Olive M. Darragh	/s/ Sandra L. Yeager
Olive M. Darragh	Sandra L. Yeager

/s/ Patricia M. Flynn
Patricia M. Flynn

Registered Agent:	CT Corporation 155 Federal Street # 700 Boston, MA 02110